EXHIBIT 99.1

Alignment Healthcare Reports Fourth Quarter and Full-Year 2024 Results; Provides Full-Year 2025 Financial Guidance

  Reports 189,100 health plan members as of Dec. 31, 2024, up 58.6% year-over-year, beating year-end expectations
  Achieves first full year of positive adjusted EBITDA as a public company, driven by operating leverage and strong medical benefits ratio performance
  Raises midpoint of 2025 health plan membership guidance by 2,000 to reflect strong open enrollment period momentum
  Introduces 2025 revenue guidance of $3.72 billion to $3.78 billion, representing 37.6%-39.6% growth year-over-year, and adjusted EBITDA of $35 million to $60 million

ORANGE, Calif., Feb. 27, 2025 (GLOBE NEWSWIRE) -- Alignment Healthcare, Inc. (NASDAQ: ALHC), today reported financial results for its fourth quarter and full year ended Dec. 31, 2024.

“2024 was a milestone year that proved health plans can win by providing more care, not less,” said John Kao, founder and CEO. “By using our clinical resources and technology to improve outcomes and manage medical expenses, we grew while others pulled back. With strong momentum from the annual enrollment period and industry-leading stars performance, we enter 2025 positioned for success and confident that we are fulfilling our vision for Medicare Advantage done right.”

Fourth Quarter 2024 Financial Highlights
All comparisons, unless otherwise noted, are to the three months ended Dec. 31, 2023.

  Health plan membership at the end of the quarter was approximately 189,100, up 58.6% year over year
  Total revenue was $701.2 million, up 50.7% year over year. Revenue excluding ACO REACH was $700.7 million, up 61.4% year over year
  Adjusted gross profit was $87.9 million and loss from operations was $(22.5) million
    Adjusted gross profit excludes depreciation and amortization of $6.8 million and selling, general, and administrative expenses of $102.1 million (which includes $14.7 million of equity-based compensation). Adjusted gross profit also excludes an additional $1.5 million of equity-based compensation recorded within medical expenses
    Medical benefits ratio based on adjusted gross profit was 87.5%
  Adjusted EBITDA was $1.4 million and net loss was $(31.1) million

Full Year 2024 Financial Highlights
All comparisons, unless otherwise noted, are to the twelve months ended Dec. 31, 2023.

  Total revenue was $2,703.6 million, up 48.3% year over year. Revenue excluding ACO REACH was $2,702.6 million, up 59.0% year over year
  Adjusted gross profit was $302.6 million and loss from operations was $(101.6) million
    Adjusted gross profit excludes depreciation and amortization of $27.1 million and selling, general, and administrative expenses of $371.4 million (which includes $66.2 million of equity-based compensation). Adjusted gross profit also excludes $0.8 of restructuring costs and an additional $4.9 million of equity-based compensation recorded within medical expenses
    Medical benefits ratio based on adjusted gross profit was 88.8%
  Adjusted EBITDA was $1.3 million and net loss was $(128.1) million

Adjusted Gross Profit is reconciled as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(dollars in thousands)
Loss from operations	$(22,545)	$(41,913)	$(101,555)	$(127,817)
Add back:
Equity-based compensation (medical expenses)	1,546	1,517	4,930	7,541
Depreciation (medical expenses)	46	60	190	254
Restructuring costs (medical expenses) (1)	—	—	796	—
Depreciation and amortization (2)	6,762	5,801	26,872	21,414
Selling, general, and administrative expenses	102,128	83,737	371,374	307,433
Total add back	110,482	91,115	404,162	336,642
Adjusted gross profit	$87,937	$49,202	$302,607	$208,825

(1)  Represents severance and related costs incurred as part of a corporate restructuring, that took place during 2024, designed to streamline our organizational structure and drive operational efficiencies
(2)  Includes $0.6 million in impairment expense related to intangible assets that were written off during the year

Adjusted EBITDA is reconciled as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(dollars in thousands)
Net loss	$(31,064)	$(47,231)	$(128,071)	$(148,173)
Less: Net loss attributable to noncontrolling interest	(27)	22	36	156
Adjustments:
Interest expense	5,492	5,484	23,547	21,231
Depreciation and amortization (1)	6,808	5,861	27,062	21,668
Income tax expense (benefit)	7	(24)	21	(22)
Equity-based compensation (2)	16,236	15,652	71,132	66,835
Acquisition expenses (3)	—	216	26	977
Litigation costs (4)	892	348	2,069	2,298
(Gain) loss on ROU assets (5)	—	—	143	(289)
Gain on sale of property and equipment	(1)	—	(9)	—
Restructuring costs (6)	—	—	2,363	—
Loss on extinguishment of debt	3,020	—	3,020	—
Adjusted EBITDA	$1,363	$(19,672)	$1,339	$(35,319)

(1)   Includes $0.6 million in impairment expense related to intangible assets that were written off during the year
(2)   Represents equity-based compensation related to grants made in the applicable year, as well as equity-based compensation related to the timing of the IPO, which includes previously issued stock appreciation rights ("SARs") liability awards, modifications related to transaction vesting units, and grants made in conjunction with the IPO
(3)   Represents acquisition-related fees, such as legal and advisory fees, that are non-capitalizable
(4)   Represents certain litigation costs considered outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy
(5)   Represents gains or losses related to ROU assets that were terminated or subleased in the respective period
(6)   Represents severance and related costs incurred as part of a corporate restructuring, that took place during 2024, designed to streamline our organizational structure and drive operational efficiencies

Outlook for First Quarter and Fiscal Year 2025

	Three Months Ending March 31, 2025		Twelve Months Ending December 31, 2025
$ Millions	Low	High	Low	High
Health Plan Membership	211,000	215,000	227,000	233,000
Revenue	$880	$895	$3,720	$3,775
Adjusted Gross Profit(1)	$89	$97	$415	$445
Adjusted EBITDA(2)	$2	$10	$35	$60

_______________________

  Adjusted gross profit is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as loss from operations before depreciation and amortization, clinical equity-based compensation expense, clinical restructuring costs, and selling, general, and administrative expenses. We cannot reconcile our estimated ranges for adjusted gross profit to loss from operations, the most directly comparable GAAP measure, and cannot provide estimated ranges for loss from operations, without unreasonable efforts because of the uncertainty around certain items that may impact loss from operations, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted.
  Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as net loss before interest expense, income taxes, depreciation and amortization expense, acquisition expenses, certain litigation costs, gains or losses on right of use ("ROU") assets, gains or losses on sale of property and equipment, restructuring costs, equity-based compensation expense and loss on extinguishment of debt. We cannot reconcile our estimated ranges for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and cannot provide estimated ranges for net loss, without unreasonable efforts because of the uncertainty around certain items that may impact net loss, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted.

Conference Call Details
The company will host a conference call at 5 p.m. EST today to discuss these results and management’s outlook for future financial and operational performance. A live audio webcast will be available online at https://ir.alignmenthealth.com/. At the start of the conference call, participants may access the webcast at the following link: https://edge.media-server.com/mmc/p/oawc6g57. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web links, and will remain available for approximately 12 months.

About Alignment Health
Alignment Health is championing a new path in senior care that empowers members to age well and live their most vibrant lives. A consumer brand name of Alignment Healthcare (NASDAQ: ALHC), Alignment Health’s mission-focused team makes high-quality, low-cost care a reality for its Medicare Advantage members every day. Based in California, the company partners with nationally recognized and trusted local providers to deliver coordinated care, powered by its customized care model, 24/7 concierge care team and purpose-built technology, AVA®. As it expands its offerings and grows its national footprint, Alignment upholds its core values of leading with a serving heart and putting the senior first. For more information, visit www.alignmenthealth.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the first quarter ending March 31, 2025 and year ending December 31, 2025. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to attract new members and enter new markets, including the need for certain governmental approvals; our ability to maintain a high rating for our plans on the Five Star Quality Rating System; our ability to develop and maintain satisfactory relationships with care providers that service our members; risks associated with being a government contractor; changes in laws and regulations applicable to our business model; risks related to our indebtedness; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; the impact of shortages of qualified personnel and related increases in our labor costs. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2024, and the other periodic reports we file with the SEC. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Consolidated Balance Sheets (in thousands, except par value and share amounts)

	December 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$432,859	$202,904
Accounts receivable (less allowance for credit losses of $0 at December 31, 2024 and 2023)	153,904	119,749
Investments - current	37,791	115,914
Prepaid expenses and other current assets	37,084	44,970
Total current assets	661,638	483,537
Property and equipment, net	67,139	51,901
Right of use asset, net	7,818	9,959
Goodwill	34,826	34,826
Intangible Assets, net	4,550	5,252
Other assets	6,092	6,405
Total assets	$782,063	$591,880
Liabilities and Stockholders' Equity
Current Liabilities:
Medical expenses payable	$289,788	$205,399
Accounts payable and accrued expenses	22,126	23,511
Accrued compensation	39,931	34,112
Total current liabilities	351,845	263,022
Long-term debt, net of debt issuance costs	321,428	161,813
Long-term portion of lease liabilities	7,835	8,974
Total liabilities	681,108	433,809
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $.001 par value; 100,000,000 shares authorized as of December 31, 2024 and 2023, respectively; no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $.001 par value; 1,000,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 191,778,639 and 188,951,643 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	192	189
Additional paid-in capital	1,107,952	1,037,015
Accumulated deficit	(1,008,293)	(880,258)
Total Alignment Healthcare, Inc. stockholders' equity	99,851	156,946
Noncontrolling interest	1,104	1,125
Total stockholders' equity	100,955	158,071
Total liabilities and stockholders' equity	$782,063	$591,880

Consolidated Statements of Operations (in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Earned premiums	$691,785	$459,009	$2,671,931	$1,800,933
Other	9,456	6,378	31,630	22,697
Total revenues	701,241	465,387	2,703,561	1,823,630
Expenses:
Medical expenses	614,896	417,762	2,406,870	1,622,600
Selling, general, and administrative expenses	102,128	83,737	371,374	307,433
Depreciation and amortization	6,762	5,801	26,872	21,414
Total expenses	723,786	507,300	2,805,116	1,951,447
Loss from operations	(22,545)	(41,913)	(101,555)	(127,817)
Other expenses:
Interest expense	5,492	5,484	23,547	21,231
Other (income) expenses, net	—	(142)	(72)	(853)
Loss on extinguishment of debt	3,020	—	3,020	—
Total other expenses	8,512	5,342	26,495	20,378
Loss before income taxes	(31,057)	(47,255)	(128,050)	(148,195)
Provision for income tax expense (benefit)	7	(24)	21	(22)
Net loss	$(31,064)	$(47,231)	$(128,071)	$(148,173)
Less: Net loss attributable to noncontrolling interest	(27)	22	36	156
Net loss attributable to Alignment Healthcare, Inc.	$(31,091)	$(47,209)	$(128,035)	$(148,017)
Total weighted-average common shares outstanding - basic and diluted	191,897,164	188,328,517	190,793,552	186,214,784
Net loss per share attributable to Alignment Healthcare, Inc. - basic and diluted	$(0.16)	$(0.25)	$(0.67)	$(0.79)

Consolidated Statements of Cash Flows (in thousands)

	Year Ended December 31,
	2024	2023	2022
Operating Activities:
Net loss	$(128,071)	$(148,173)	$(149,639)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for credit loss	123	91	150
(Gain) loss on right of use assets	143	(289)	510
Gain on sale of property and equipment	(9)	—	—
Depreciation and amortization	27,062	21,668	17,486
Amortization-debt issuance costs	1,293	1,254	1,850
Amortization-investment discount	(2,579)	(4,917)	—
Amortization of payment-in-kind interest	—	—	2,943
Loss on disposal of property and equipment	—	—	101
Equity-based compensation	71,132	66,835	81,718
Non-cash lease expense	1,764	2,318	2,811
Loss on extinguishment of debt	3,020	—	2,196
Changes in operating assets and liabilities:
Accounts receivable	(34,278)	(26,950)	(34,377)
Prepaid expenses and other current assets	7,887	(2,863)	(14,356)
Other assets	60	(142)	(86)
Medical expenses payable	84,389	35,264	44,250
Accounts payable and accrued expenses	(1,460)	(6,347)	13,743
Accrued compensation	5,819	6,574	3,609
Lease liabilities	(1,525)	(3,510)	(4,214)
Payment-in-kind interest	—	—	(14,122)
Net cash provided by (used in) operating activities	34,770	(59,187)	(45,427)
Investing Activities:
Purchase of business, net of cash received	—	—	(4,043)
Purchase of investments	(82,200)	(379,058)	(2,825)
Sale of property and equipment	14	—	—
Maturities of investments	162,795	267,790	2,425
Acquisition of property and equipment	(41,418)	(35,995)	(23,774)
Net cash provided by (used in) investing activities	39,191	(147,263)	(28,217)
Financing Activities:
Repurchase of noncontrolling interest	—	—	(100)
Proceeds from long-term debt	380,000	—	165,000
Debt issuance costs	(8,792)	—	(5,196)
Repayment of long-term debt	(215,000)	—	(143,179)
Payment of employment taxes related to release of restricted stock	(350)	—	—
Proceeds from exercise of stock options	155	—	—
Contributions from noncontrolling interest holders	15	105	68
Net cash provided by financing activities	156,028	105	16,593
Net increase (decrease) in cash	229,989	(206,345)	(57,051)
Cash, cash equivalents and restricted cash at beginning of period	204,954	411,299	468,350
Cash, cash equivalents and restricted cash at end of period	$434,943	$204,954	$411,299
Supplemental disclosure of cash flow information:
Cash paid for interest	$22,157	$19,165	$22,447
Supplemental non-cash investing and financing activities:
Acquisition of property in accounts payable	$70	$59	$47
Purchase of business in accounts payable	$—	$—	$505
Debt issuance costs in accounts payable	$512	$—	$—

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the total above:

	December 31, 2024	December 31, 2023	December 31, 2022
Cash and cash equivalents	$432,859	$202,904	$409,549
Restricted cash in other assets	2,084	2,050	1,750
Total	$434,943	$204,954	$411,299

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following non-GAAP measures: Medical Benefits Ratio, Adjusted EBITDA and Adjusted Gross Profit as these are performance measures that our management uses to assess our operating performance. Because these measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss before interest expense, income taxes, depreciation and amortization expense, acquisition expenses, certain litigation costs, gains or losses on right of use ("ROU") assets, gains or losses on sale of property and equipment, restructuring costs, equity-based compensation expense and loss on extinguishment of debt.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA in lieu of net loss, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term Adjusted EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Medical Benefits Ratio (MBR)

We calculate our MBR by dividing total medical expenses, excluding depreciation, equity-based compensation and clinical restructuring costs, by total revenues in a given period.

Adjusted Gross Profit

Adjusted gross profit is a non-GAAP financial measure that we define as loss from operations before depreciation and amortization, clinical equity-based compensation expense, clinical restructuring costs and selling, general, and administrative expenses.

Adjusted gross profit should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted gross profit in lieu of loss from operations, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term adjusted gross profit may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Investor Contact
Harrison Zhuo
hzhuo@ahcusa.com

Media Contact
Priya Shah
mPR, Inc. for Alignment Health
alignment@mpublicrelations.com